UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):                      April 1, 2003

M&T BANK CORPORATION

(Exact name of registrant as specified in its charter)

New York

(State or other jurisdiction of incorporation)

1-9861	16-0968385

(Commission File Number)	(I.R.S. Employer Identification No.)

One M&T Plaza, Buffalo, New York	14203

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:                 (716) 842-5445

(NOT APPLICABLE)

(Former name or former address, if changed since last report)

M&T Bank Corporation (“M&T”) hereby amends Item 7 of its Current Report on Form 8-K, dated April 1, 2003 and filed on April 11, 2003 (the “Report”), as set forth below. The purpose of the Report was to disclose, pursuant to Item 2, M&T’s acquisition of Allfirst Financial Inc. (“Allfirst”) from Allied Irish Banks, p.l.c. (“AIB”). As permitted by Paragraphs (a)(4) and (b)(2) of Item 7 to Form 8-K, the Report omitted the pro forma financial information required by Item 7(b) to Form 8-K. The purpose of this amendment is to file such pro forma information.

Item 7. Financial Statements and Exhibits.

     (a)  Allfirst’s audited consolidated financial statements as of December 31, 2002 and 2001 and for the years ended December 31, 2002, 2001 and 2000 were previously filed with the initial filing of the Report on April 11, 2003. In addition, the report of KPMG LLP, independent auditors, on the Allfirst 2002 financial statements, and the report of PricewaterhouseCoopers LLP, independent auditors, on the Allfirst 2001 and 2000 financial statements were previously filed with the initial filing of the Report on April 11, 2003.

     (b)  An unaudited Pro Forma Condensed Combined Balance Sheet of M&T as of December 31, 2002 and unaudited Pro Forma Condensed Combined Statement of Income of M&T for the year ended December 31, 2002 are filed herewith as Exhibit 99.5. The unaudited Pro Forma Condensed Combined Balance Sheet assumes that the merger of Allfirst with and into M&T (the “Merger”) was consummated on December 31, 2002. The unaudited Pro Forma Condensed Combined Statement of Income assumes that the Merger was consummated on January 1, 2002 and reflects the pro forma consolidation of the results of operations of M&T and Allfirst for the year ended December 31, 2002. The cash portion of the consideration for the Merger is assumed to have been funded by the sale of investment securities and the issuance of subordinated debentures. Certain amounts in Allfirst’s historical balance sheet and statement of income as shown have been reclassified to conform to M&T’s presentation.

      As a result of the Merger, M&T expects to achieve substantial benefits, primarily in the area of operating cost savings. Implementation of cost savings strategies is expected to begin shortly following closing and such strategies are expected to be fully implemented during 2004. Total expense savings are estimated to be approximately $60 million in 2003 and approximately $100 million in 2004. Management also estimates that operating cost savings that may be realized during the first 12 months following the Merger will be offset by various merger-related expenses associated with systems conversions and other costs of integrating and conforming the acquired operations with M&T. The unaudited pro forma earnings do not reflect any direct costs or potential savings which are expected to result from the Merger and are not indicative of the results of future operations. No assurances can be given with respect to the ultimate level of cost savings to be realized or merger-related expenses to be incurred.

     The unaudited pro forma condensed financial information is not necessarily indicative of the future financial position or future results of operations of M&T or of the financial position or the results of operations of M&T that would actually have occurred had the Merger been in effect as of the date or for the period presented. In addition, the preceeding paragraph includes forward-looking statements that are based on current expectations, estimates and projections about M&T’s business, management’s beliefs and assumptions made by management and are not guarantees of future performance and involve certain risks, uncertainties and assumptions (“Future Factors”), which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. Future Factors include expected costs savings from the Merger that cannot be fully realized or that cannot be realized within the expected time frame; revenues following the Merger that are lower than expected; significant increases in competitive pressure among depository institutions; greater than expected costs or difficulties related to the integration of the business of M&T and Allfirst, general economic conditions, either nationally or in the markets in which M&T will be doing business, that are less favorable than expected; and legislative or regulatory requirements or changes that adversely affect the business in which M&T is engaged. Future Factors also include changes in interest rates, spreads on earning assets and interest-bearing liabilities, and interest rate sensitivity; credit losses; sources of liquidity; common shares outstanding; common stock volatility; fair value of stock options to be issued in future periods; legislation affecting the financial services industry as a whole, and M&T’s and its subsidiaries individually or collectively; regulatory supervision and oversight, including required capital levels; increasing price and product/service competition by competitors, including new entrants; rapid technological developments and changes; the ability to continue to introduce competitive new products and services on a timely, cost-effective basis; the mix of products/services; containing costs and expenses; governmental and public policy changes, including environmental regulations; protection and validity of intellectual property rights; reliance on large customers; technological, implementation and cost/financial risks in large, multi-year contracts; the outcome of pending and future litigation and governmental proceedings; continued availability of financing; and financial resources in the amounts, at the times and on the terms required to support M&T’s and it subsidiaries’ future businesses. These are representative of the Future Factors that could affect the outcome of the forward-looking statements. M&T’s forward-looking statements speak only as of the date on which such statements are made. By making any forward-looking statements, M&T assumes no duty to update them to reflect new, changing or unanticipated events or circumstances, except as may be required by applicable law or regulation.

Exhibit No.

2	Agreement and Plan of Reorganization dated as of September 26, 2002 by and among AIB, Allfirst and M&T. Incorporated by reference to Exhibit No. 2 to M&T’s Current Report on Form 8-K dated September 26, 2002 (File No. 001-9861).*

23.1	Consent of KPMG LLP, independent auditors.*

23.2	Consent of PricewaterhouseCoopers LLP, independent auditors.*

99.1	News Release, dated April 1, 2003.*

99.2	Allfirst’s Audited Consolidated Financial Statements.*

99.3	Report of KPMG LLP, Independent Auditors, on Allfirst’s 2002 Audited Consolidated Financial Statements.*

99.4	Report of PricewaterhouseCoopers LLP, Independent Auditors, on Allfirst’s 2001 and 2000 Audited Consolidated Financial Statements.*

99.5	Unaudited Pro Forma Condensed Combined Balance Sheet of M&T as of December 31, 2002 and unaudited Pro Forma Condensed Combined Statement of Income for the year ended December 31, 2002. Filed herewith.

* Previously filed with or incorporated by reference into the initial filing of the Report on April 11, 2003.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

M&T BANK CORPORATION

Date: May 12, 2003	By: /s/Michael P. Pinto Michael P. Pinto Executive Vice President and Chief Financial Officer